Exhibit 99.1

RGS Energy Reports on Current Financial Results

DENVER, CO, November 6, 2018– RGS Energy (NASDAQ: RGSE), the exclusive worldwide manufacturer of the visually stunning POWERHOUSE™ Solar Shingle System, reported results for its third quarter ended September 30, 2018 and filed its quarterly report on Form 10-Q. RGS Energy encourages investors to read the filing for a complete report of its results for the third quarter.

Reinvented Company Focused on POWERHOUSE™

RGS received UL certification for its next generation POWERHOUSE™ 3.0 solar shingles earlier this month, and immediately began taking purchase orders. The company has received over $127 million to date in written reservations from roofing companies. The company anticipates the revenue from an average POWERHOUSE™ kit sold to a roofer, including shingles, inverter, monitoring, non-electrical balance of system components and freight charges to be $19,000.

As the manufacturer of POWERHOUSE™ 3.0, RGS believes it will be the first real mover and the industry leader of built-in photovoltaic shingles. The company’s manufacturing supply chain and distribution channel are already in place for the nationwide rollout of POWERHOUSE™ 3.0. Recent legislation such as the California Solar Mandate is expected to place the company in a position to significantly grow revenue.

“We have POWERHOUSE™ manufacturing capacity lined up to cover our annual written reservations and we believe these reservations exceed the amount of potential annual revenue for us to operate at a profit for 2019,” said Alan Fine, CFO of RGS Energy. “The commercial launch of POWERHOUSE™ is a major game-changer for us that will drive strong growth and profits.”

The company needed financial capital to commercially launch POWERHOUSE™ 3.0, which it obtained from an April convertible notes and common stock warrants offering. As of September 30, 2018, the company reported shareholders’ equity of $6.6 million.

New Cash Resulting from the Convertible Note Financing

	Cash	Note Principal and Additional Amount	Series Q Common Stock Warrants Shares
At closing of the offering on April 9, 2018	$5,000,000	$11,500,000	9,857,143
Additional amounts arising from shareholder approval reset	-	25,577,431	-
Conversions of notes to Class A common stock	2,118,000	(26,310,968)	-
Exercises of warrants	8,278,667	-	(7,391,667)
Placement agent fees	(602,457)	-	-
As of September 30, 2018	14,794,210	10,766,463	2,465,476

Activity during the period October 1 to November 5, 2018
Conversions of notes to Class A common stock	-	(6,659,319)	-
Funding of investor notes	272,000	-	-
Exercises of warrants	-	-	-
Placement agent fees	(19,040)	-	-
As of November 5, 2018	15,047,170	4,107,144	2,465,476

Expected future activity:
Series Q common stock warrants	559,293	-	(1,735,317)
Funding of remaining balance on investor notes	2,610,000	-	-
Placement agent common stock warrants	-	-	(730,159)
Conversions of notes to Class A common stock	-	(4,107,144)	-
Placement agent fees	(182,700)	-	-
Expected net cash from the 2018 Convertible Note Offering	$18,033,763	$0	0

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Accounting for the Convertible Notes and Series Q Warrants

The 2018 convertible notes and Series Q common stock warrants include terms that are derivatives under generally accepted accounting principles. The company engaged an independent third-party appraiser to value the convertible notes and related common stock warrants.

The company expects to ultimately receive cash from the convertible note financing as follows:

Gross proceeds received through November 5, 2018	$15,668,667
Expected future proceeds	3,169,293
Expected gross cash proceeds	18,837,960
Fees and expenses related to the 2018 Convertible Note Offering	(804,197)
Expected net cash from the 2018 Convertible Note Offering	$18,033,763

Ultimately, the company expects it will record an increase in shareholders’ equity equal to the net cash of $18 million. However, due to the recording of non-cash derivative items, the financing is reflected separately in the statement of operations and the statement of shareholders’ equity and in different accounting periods as follows:

($000’s omitted)	Through Sept 30, 2018	Oct 1, 2018 – Nov 5, 2018	Future Periods	Total

Statement of Operations:
Derivative loss, assuming average stock price in future periods of $1.00 through April 9, 2019	$23,624	$3,806	$9,525	$36,955
Reflected in statement of operations	($23,624)	($3,806)	($9,525)	($36,955)

Statement of Shareholders’ Equity:
Issuance of Class A shares for convertible notes and warrants	$32,993	$8,362	$13,634	$54,989
Reflected in statement of operations	(23,624)	(3,806)	(9,525)	(36,955)
Change in shareholders’ equity from 2018 Note Offering	$9,369	$4,556	$4,109	$18,033

3rd Quarter Financial Summary

The company expects to receive revenue from POWERHOUSE™ beginning in December 2018 and, accordingly, the results for the third quarter of 2018 do not reflect what the company believes the reinvented company will operate at in future periods.

($000’s omitted)	Q3 2018	Q2 2018	Q3 2017
Operational Data:
Net sales	$3,674	$4,997	$7,913
Total Revenue	3,885	3,630	4,019
Backlog (at quarter end)	15,760	15,683	13,911

Financial Data:
Cash	$8,593	$1,541	$4,658
Shareholders’ (deficit) equity	6,632	(123)	9,503
Operating cash outflow	(3,124)	(3,379)	(4,705)
Operating loss	(3,038)	(4,137)	(4,386)
Net loss*	(18,294)	(7,762)	(4,422)
Working capital	5,181	2,300	7,091

*Net loss includes a non-cash derivative loss and amortization of debt discount of $15.2 million and $4.5 million for September 30, 2018 and June 30, 2018, respectively, attributable to the 2018 convertible notes.

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Updated Company Financial Model

Presented below are hypothetical examples of earnings per share at varying degrees of future market share in succeeding years, ranging from one-quarter of one percent of the addressable market to one percent of the addressable market.

	Reservations through Nov 5, 2018	One Quarter of One Percent	One Half of One Percent	One Percent
POWERHOUSE™ annual revenue	$127,000,000	$250,000,000	$500,000,000	$1,000,000,000
Anticipated gross profit percentage	30%	32%	34%	38%
POWERHOUSE™ gross profit	37,554,487	79,790,000	171,916,000	380,658,000
Anticipated POWERHOUSE™ Division expenses	(3,393,313)	(5,493,000)	(11,334,000)	(20,132,000)
POWERHOUSE™ license fee	(3,013,159)	(5,697,000)	(11,137,000)	(21,986,000)
Contribution from Solar Division	0	0	0	0
Corporate segment expenses	(8,200,000)	(8,200,000)	(8,200,000)	(8,200,000)
Pre-tax income	22,948,016	60,400,000	141,245,000	330,340,000
Taxes @ 25%	(5,737,004)	(15,110,000)	(35,311,250)	(82,585,000)
Hypothetical net income	$17,211,012	$45,300,000	$105,933,750	$247,755,000

Hypothetical Fully Diluted Shares Outstanding:
Shares outstanding as of November 5, 2018	78,900,000	78,900,000	78,900,000	78,900,000
Issuable under Convertible Notes	13,400,000	13,400,000	13,400,000	13,400,000
Common stock warrants	9,700,000	9,700,000	9,700,000	9,700,000
Employee stock options	1,300,000	1,300,000	1,300,000	1,300,000
Fully diluted shares outstanding	103,300,000	103,300,000	103,300,000	103,300,000

Hypothetical EPS	$0.17	$0.44	$1.03	$2.40

Hypothetical Cash from exercise of common stock warrants				$19,700,000

The financial model above is not a forecast or a projection but a mathematical demonstration of financial information with hypothetical future revenue from written reservations received to date and different future hypothetical levels of market penetration of the annual reroof market. Additionally:

•	Gross margins include the cost of the Section 201 and 301 tariffs on imported materials.

•	The hypothetical maximum cash from exercise of common stock warrants is the mathematical result of the number of warrant shares times the respective exercise price per share. The hypothetical results are premised upon an increase in the future trading value of the company’s common stock resulting in the exercise of common stock warrants. It further assumes all investors, except the Series Q placement agent warrant holders, elect cash exercises (not cashless exercises) and warrant exercise prices are not reduced or reset to a lower amount. The majority of common stock warrants have exercise prices at or below $3.10 per share.

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Conference Call

RGS Energy will hold a conference call tomorrow afternoon to discuss its current financial results and position.

Date: Wednesday, November 7, 2018

Time: 4:30 p.m. Eastern time (2:30 p.m. Mountain time)

Toll-free dial-in number: 1-800-239-9838

International dial-in number: 1-323-794-2551

Conference ID: 3162689

Webcast: http://public.viavid.com/index.php?id=132152

The conference call will be webcast live and available for replay via the investor relations section of the company's website at RGSEnergy.com.

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact CMA at 1-949-432-7566.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through November 14, 2018.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 3162689

About RGS Energy

RGS Energy (Nasdaq: RGSE) is America’s Original Solar Company providing solar, storage and energy services whose mission is clean energy savings. The company is the exclusive worldwide manufacturer of the visually stunning POWERHOUSE™ Solar Shingle System. RGS Energy also sells, designs and installs solar systems for residential homeowners, commercial businesses, non-profit organizations and government entities.

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For more information, visit RGSEnergy.com and RGSPOWERHOUSE.com, on Facebook at www.facebook.com/RGSEnergy and on Twitter at twitter.com/rgsenergy. Information on such websites and the websites referred to above in this press release is not incorporated by reference into this press release.

RGS Energy is the company’s registered trade name. RGS Energy files periodic and other reports with the SEC under its official name “Real Goods Solar, Inc.”

POWERHOUSE™ is a trademark of The Dow Chemical Company, used under license.

Forward-Looking Statements and Cautionary Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements regarding RGS Energy’s results of operations and financial positions, and RGS Energy’s business and financial strategies. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they provide RGS Energy’s current beliefs, expectations, assumptions, forecasts, and hypothetical constructs about future events, and include statements regarding our future results of operations and financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “plan,” “future,” “may,” “will,” “expect,” “hypothetical,” believe and similar expressions as they relate to us are intended to identify such forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Therefore, RGS Energy cautions you against relying on any of these forward-looking statements.

Key risks and uncertainties that may cause a change in any forward-looking statement or that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include: the ability to obtain requisite international product certification of POWERHOUSE™ 3.0; RGS Energy’s ability to successfully commercialize POWERHOUSE™ 3.0 and achieve market share; RGS Energy’s ability to satisfy the conditions and obligations under the POWERHOUSE™ 3.0 license agreement; RGS Energy’s ability to manage supply chain in order to have production levels and pricing of the POWERHOUSE™ 3.0 shingles to be competitive; the ability of RGS Energy to successfully expand its operations and employees and realize profitable revenue growth from the sale and installation of POWERHOUSE™ 3.0, and to the extent, anticipated; RGS Energy’s ability to realize revenue from sales of POWERHOUSE™ arising from the California Energy Commissions’ mandate for solar systems with new home building commencing in 2020; RGS Energy’s ability to realize revenue from written reservations for initial POWERHOUSE™ deliveries; RGS Energy’s ability to obtain future purchase orders for POWERHOUSE™ deliveries; competition in the built-in photovoltaic solar system business; RGS Energy’s ability to successfully and timely expand its POWERHOUSE™ 3.0 business outside of the United States; foreign exchange risks associated with the POWERHOUSE™ 3.0 business; intellectual property infringement claims and warranty claims related to the POWERHOUSE™ 3.0 business; the performance of the Solar Division; cost and availability of raw materials including the impact from changes in the price of oil and the foreign currency exchange rate for Chinese yuan; RGS Energy’s ability to successfully implement its revenue growth strategy, achieve its target level of sales, generate cash flow from operations, and achieve break-even and better results; the adequacy of, and access to, capital necessary to implement its revenue growth strategy; RGS Energy’s ability to satisfy the conditions to receive additional funds underlying the investor promissory notes received in the 2018 convertible note offering; whether RGS Energy will receive any proceeds from exercise of common stock warrants; rules, regulations and policies pertaining to electricity pricing and technical interconnection of customer-owned electricity generation such as net energy metering; the continuation and level of government and utility incentives for solar energy; changes in general economic, business and political conditions, including tariffs on imported solar cells and changes in the financial markets; non-compliance with NASDAQ continued listing standards; the impact on future hypothetical earnings per share of future employee incentive compensation by cash bonuses and stock option awards; RGS Energy’s future shareholders’ equity; and other risks and uncertainties included in the Company’s filings with the Securities and Exchange Commission.

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You should read the section entitled “Risk Factors” in our 2017 Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q for the quarters ended March 30, 2018, June 30, 2018 and September 30, 2018, each of which has been filed with the Securities and Exchange Commission, which identify certain of these and additional risks and uncertainties. Any forward-looking statements made by us in this presentation speak only as of the date of this presentation. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

POWERHOUSE™ is a trademark of The Dow Chemical Company, used under license.

RGS Energy is the Company’s registered trade name. The Company files periodic and other reports with the Securities and Exchange Commission under its official name “Real Goods Solar, Inc.”

Investor Relations Contact

Ron Both

Managing Partner, CMA

Tel 1-949-432-7566

RGSE@cma.team

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